Tel: 612.371.3211 Fax: 612.271.3207 www.ballardspahr.com
2000 IDS Center 80 South 8th Street Minneapolis, MN 55402-2119 Tel: 612.371.3211 Fax: 612.271.3207 www.ballardspahr.com

January 25, 2024

Ampio Pharmaceuticals, Inc.

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

RE: Ampio Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as legal counsel to Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by that certain At The Market Offering Agreement, dated as of September 18, 2023 (the “ATM Agreement”), by and between the Company and H.C. Wainwright & Co., LLC, as manager, relating to the issuance and sale by the Company of that number of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $1,315,900, all as more fully described in the base prospectus, dated September 27, 2023 (the “Base Prospectus”) contained in the Registration Statement on Form S-3 (File No. 333-274558) (the “Registration Statement”), as supplemented by a prospectus supplement, dated January 25, 2024 (together with the Base Prospectus, the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the certificate of incorporation and bylaws of the Company in effect on the date hereof, as and in the forms certified to us by the Company. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed without independent verification that (i) the obligations of each party to any such document we examined are or will be its valid and binding obligations, enforceable in accordance with its terms; (ii) each natural person executing a document has, or when each Terms Agreement (as defined in the ATM Agreement) is signed will have, sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) prior to any issuance of Shares, each Terms Agreement with respect to such Shares will have been duly executed and delivered by the Company and the other parties thereto in accordance with the ATM Agreement; (vi) after the issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for

Ampio Pharmaceuticals, Inc.
January 25, 2024

issuance or obligated to be issued by the Company pursuant to any agreement, plan, arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s certificate of incorporation; and (vii) each Share will be sold pursuant to the ATM Agreement at a price that is not less than the par value per share of the Common Stock.

The opinions expressed below are limited to the Delaware General Corporation Law.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by the Company and when issued and paid for in accordance with the terms and conditions of the ATM Agreement in the manner contemplated by the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, in each case without our prior written consent. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. This opinion is to be relied upon only in connection with the offer and sale of the Shares while the Registration Statement and any and all required post-effective amendments thereto are effective.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP